CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm included on the cover page and under the caption of "Independent Registered Public Accounting Firm" in the Statement of Additional Information and "Financial Highlights" in the Prospectuses in Post-Effective Amendment Number 158 to the Registration Statement (Form N-1A No. 33-65572).

We also consent to the incorporation by reference therein and use of our reports dated July 24, 2018 with respect to the financial statements and financial highlights of USAA Cornerstone Aggressive Fund, USAA Cornerstone Conservative Fund, USAA Cornerstone Equity Fund, USAA Cornerstone Moderate Fund, USAA Cornerstone Moderately Conservative Fund, USAA Cornerstone Moderately Aggressive Fund, USAA Emerging Markets Fund, USAA Government Securities Fund, USAA Growth and Tax Strategy Fund, USAA International Fund, USAA Managed Allocation Fund, USAA Precious Metals and Minerals Fund, USAA Treasury Money Market Trust, and USAA World Growth Fund for the year ended May 31, 2018 included in the Annual Report (Form N-CSR) for 2018 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Antonio, Texas

September 26, 2018